UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Jacobs Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(I.R.S. Employer Identification No.)

1999 Bryan Street, Suite 3500 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2026, Jacobs Solutions Inc. (the “Company”) completed the previously announced offering (the “Offering”) of $800,000,000 aggregate principal amount of its 4.750% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of its 5.375% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed (the “Guarantees”) by Jacobs Engineering Group Inc., a wholly-owned subsidiary of the Company (the “Guarantor”). The Notes and the Guarantees were offered pursuant to a prospectus supplement, dated February 24, 2026, to the prospectus dated February 2, 2026, that forms a part of the Company and the Guarantor’s automatic shelf registration statement on Form S-3ASR (File Nos. 333-293127 and 333-293127-01) previously filed with the Securities and Exchange Commission.

The Company intends to use the net proceeds from the Offering to finance the cash consideration of the acquisition from shareholders of PA Consulting Group Limited (“PA Consulting”) other than the Company and its affiliates (the “PA Shareholders”) of all of the remaining issued share capital of PA Consulting owned by the PA Shareholders (the “Acquisition”), together with cash on hand if needed based on the final adjusted purchase price of the Acquisition. Pending completion of the Acquisition, the Company intends to use the net proceeds from the Offering to repay amounts outstanding under its revolving credit facility and term loan facility, and upon consummation of the Acquisition, finance the cash consideration of the Acquisition with additional term loan borrowings, with any remaining proceeds to be used for general corporate purposes. If the Acquisition is not consummated for any reason, the Company intends to use the net proceeds from the Offering to repay amounts outstanding under its revolving credit facility and term loan facility, with any remaining proceeds to be used for general corporate purposes.

An opinion regarding the legality of the Notes and the Guarantees is filed as Exhibit 5.1 hereto, and is incorporated by reference into the Registration Statement, and the consent relating to the incorporation of such opinion is incorporated by reference into the Registration Statement and is filed as Exhibit 23.1.

The Notes and the Guarantees were issued pursuant to an indenture, dated as of February 16, 2023 (the “Base Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the third supplemental indenture, dated March 3, 2026, among the Company, the Guarantor and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes is payable semi-annually in arrears on each March 3 and September 3, commencing on September 3, 2026, until maturity. The 2031 Notes will bear interest at 4.750% per annum and will mature on March 3, 2031. The 2036 Notes will bear interest at 5.375% per annum and will mature on March 3, 2036.

Prior to (i) with respect to the 2031 Notes, February 3, 2031 (one month prior to the maturity date of the 2031 Notes) and (ii) with respect to the 2036 Notes, December 3, 2035 (three months prior to the maturity date of the 2036 Notes) (each such date, a “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption prices calculated by the Company (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, assuming that such Notes matured on the Par Call Date, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Third Supplemental Indenture) plus (i) with respect to the 2031 Notes, 20 basis points and (ii) with respect to the 2036 Notes, 25 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of such Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes, if any, to, but excluding, the redemption date.

In addition, at any time and from time to time on or after the applicable Par Call Date, the Company may redeem each series of Notes, at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes, if any, to, but excluding, the redemption date.

The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, rank senior in right of payment to all of the Company’s future subordinated indebtedness and be subordinated to all of the Company’s future secured indebtedness, if any, and liabilities of its subsidiaries that do not guarantee the Notes. The Guarantees will be the Guarantor’s senior unsecured obligations and will rank equally in right of payment with all of the Guarantor’s existing and future senior unsecured indebtedness, rank senior in right of payment to all of the Guarantor’s future subordinated indebtedness and be subordinated to all of the Guarantor’s future secured indebtedness, if any, and liabilities of its subsidiaries. The Guarantees by the Guarantor will automatically and unconditionally be released, without the consent of the Trustee or the holders of the Notes, under certain circumstances, including, among other things, if the combined outstanding principal amount of the Guarantor’s 5.900% Sustainability-Linked Senior Notes due 2033 and 6.350% Senior Notes due 2028 is equal to or less than $300,000,000 in the aggregate and the guarantees of the Guarantor under the Company’s revolving credit facility and term loan facility are released or will be concurrently released with the Guarantees.

The Indenture contains covenants that limit the Company and the Guarantor’s ability to, among other things, incur certain indebtedness secured by liens, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of their respective assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the issuance of the Notes and the Guarantees and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Third Supplemental Indenture, attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The form of Notes and the form of Guarantees, which are included as part of the Third Supplemental Indenture, are filed as Exhibits 4.3 and 4.4, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of February 16, 2023, among the Company, the Guarantor and the Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 16, 2023).

4.2	Third Supplemental Indenture, dated as of March 3, 2026, among the Company, the Guarantor and the Trustee.

4.3	Form of the 4.750% Senior Notes due 2031, including the related Guarantee (included as part of Exhibit 4.2).

4.4	Form of the 5.375% Senior Notes due 2036, including the related Guarantee (included as part of Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the Notes and the Guarantees.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Solutions Inc.
Dated: March 3, 2026

	By:	/s/ Venk Nathamuni
Venk Nathamuni
Chief Financial Officer (Principal Financial Officer)